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                                                                    EXHIBIT 23.2





Tengasco, Inc. and Subsidiaries
Knoxville, Tennessee

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated February 27, 2003, relating to the consolidated financial statements of Tengasco, Inc. and Subsidiaries, which is contained in that Prospectus. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

We also consent to the reference to us under the caption "Experts" in the Prospectus.



/s/ BDO Seidman, LLP

October 13, 2003
Atlanta, Georgia